Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-44157 of Randall's Food Market's Inc. on Form S-8 of our report dated August 26, 1998, appearing in the Annual Report on Form 10-K of Randall's Food Market's Inc. for the years ended
June 27, 1998 and June 28, 1997.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE
Houston, Texas
January 14, 1999